UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)             March 14, 2011

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-6468	Georgia Power Company (A Georgia Corporation) 241 Ralph McGill Boulevard, N.E. Atlanta, Georgia 30308 (404) 506-6526	58-0257110

The name and address of the registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

See MANAGEMENT’S DISCUSSION AND ANALYSIS – FUTURE EARNINGS POTENTIAL – “Environmental Matters – Environmental Statutes and Regulations – Air Quality,” “– Water Quality” and “– Coal Combustion Byproducts” of Georgia Power Company (“Georgia Power”) in Item 7 and Note 3 under “Retail Regulatory Matters – Rate Plans” to the financial statements of Georgia Power in Item 8 of the Annual Report on Form 10-K for the year ended December 31, 2010 for information regarding potential rules and regulations being developed by the Environmental Protection Agency (“EPA”), including a Maximum Achievable Control Technology (“MACT”) rule for coal- and oil-fired electric generating units (“EGU”), revisions to effluent guidelines for steam electric power plants and additional regulation of coal combustion byproducts; the State of Georgia’s Multi-Pollutant Rule; Georgia Power’s analysis of the potential costs and benefits of installing the required controls on its coal-fired generating units in light of these regulations; and Georgia Power’s 2010 Alternate Rate Plan (“ARP”), which was approved by the Georgia Public Service Commission (“PSC”) and became effective January 1, 2011.
On March 22, 2011, the board of the Georgia Department of Natural Resources is expected to begin consideration of modifications to the Multi-Pollutant Rule.  The proposed modifications would change the compliance dates for certain of Georgia Power’s coal-fired generating units as follows:
Scherer 3                                July 1, 2011
Branch 1                                December 31, 2013
Branch 2                                October 1, 2013
Branch 3                                October 1, 2015
Branch 4                                December 31, 2015
The Multi-Pollutant Rule is designed to reduce emissions of mercury, sulfur dioxide and nitrous dioxide statewide.  The federal EGU MACT rule will also regulate emissions of mercury, in addition to other air pollutants, and is expected to be issued by the EPA this week.  All required controls, including selective catalytic reduction, scrubber and baghouse, will be operational at Plant Scherer Unit 3 by the required compliance date.  As a result of these proposed rules, Georgia Power’s management expects to request that the Georgia PSC approve de-certification of its Plant

Branch Units 1 and 2, totaling 569 megawatts of capacity, as of the effective dates for controls under the Multi-Pollutant Rule.  Georgia Power continues to analyze the potential costs and benefits of installing the required controls on its remaining coal-fired units, including Plant Branch Units 3 and 4, in light of the proposed air quality rules, as well as additional potential federal regulations related to water quality and coal combustion byproducts.  Georgia Power may determine that retiring and replacing certain of its existing units with new generating resources or purchased power is more economically efficient than installing the required controls.
Under the terms of Georgia Power’s 2010 ARP, any costs associated with changes to Georgia Power’s approved environmental operating or capital budgets resulting from new or revised environmental regulations through 2013 that are approved by the Georgia PSC in connection with an updated integrated resource plan will be deferred as a regulatory asset to be recovered over a time period deemed appropriate by the Georgia PSC.  Georgia Power currently expects to file an update to its integrated resource plan in late summer 2011, which would include the Plant Branch Units 1 and 2 de-certification request.  In connection with this filing, Georgia Power expects to request the Georgia PSC to approve the deferral and related amortization of the retail portion of the related costs associated with the de-certification request.  As a result of this regulatory treatment, the de-certification of Plant Branch Units 1 and 2 is not expected to have a significant impact on Georgia Power’s financial statements.
The ultimate outcome of these matters cannot be determined at this time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2011	GEORGIA POWER COMPANY By /s/Melissa K. Caen Melissa K. Caen Assistant Secretary